Exhibit B-107

                   Articles of Incorporation For
                        A Close Corporation
                     (Submitted in duplicate)

     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a statutory close corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                            Article One

     The name of the corporation is KLT Gas Operating Company and it is a statutory close corporation.

                            Article Two

     The name and address of its initial registered agent in this state is:

	Corporation Service Company
	dba CSC-Lawyers Incorporation Service Company
	221 Bolivar Street
	Jefferson City, MO 65101

                           Article Three

     (A) The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue are as follows: 1,000 shares of no par common stock

     (B) The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

     None.

                           Article Four

     (A) The transfer of shares by a living shareholder are as follows:

          1.   Governed by section 351.770; or
          2.   Stated as follows (state conditions for transfer):

               There are no conditions or restrictions on the transfer of shares by a living shareholder.

     (B) The transfer of shares of a deceased shareholder are as follows:

          1. Governed by sections 351.780, 785 & 790 and modified as follows (state modifying conditions if any):

               or

          2.   Governed by the following conditions:

               There are no conditions or restrictions on the transfer of shares of a deceased shareholder.

                           Article Five

     The name and place of residence of each incorporator is as follows:

     Mark G. English     8504 Richards Road       Lenexa, KS 66215

                            Article Six

     (X)  The corporation does not have a board of directors; or

     ( ) The number of directors to constitute the first board of directors is ___. Thereafter the number of directors shall be fixed by, or the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change; or

     ( ) The number of directors to constitute the board of directors is ___. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named.)

                           Article Seven

     The duration of the corporation is: perpetual

                           Article Eight

     The corporation is formed for the following purposes:

     To operate, manage and maintain oil and gas interests, leases and other properties. and to do all things related or incident thereto, and for all other purposes as are lawful for a close corporation under Missouri law.

                           Article Nine

     This close corporation shall be dissolved in the following manner (complete both A & B):

     (A) The following shareholder or shareholders have authority to dissolve the corporation (indicate all if all have authority and the percentage of votes required to vote on the dissolution, otherwise list names of individual shareholders with authority to dissolve):

               KLT Gas Inc.

     (B) The above shareholder or shareholders may dissolve the corporation as follows:

          1.   At will (check here (x)); or
          2. Upon the occurrence or the following specified event(s) or contingency(ies):

                            Article Ten

     The following statement shall appear conspicuously on each share certificate:

     The rights of shareholders in a statutory close corporation may differ materially from the rights of shareholders in other corporations. Copies of the articles of incorporation and bylaws, shareholders' agreements and other documents, any of which may restrict transfers and affect voting and other rights, may be obtained by a shareholder on written request to the corporation. (351.760, RSMo)

                          Article Eleven

               (Any additional optional statements)

     The incorporator has the power and authority to accept, on behalf of the corporation, stock subscriptions from the initial shareholders, to cause corporation to issue shares of stock pursuant to such subscriptions, and to execute on behalf of the corporation the certificates evidencing shares of stock.

     The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

     n/a

(Date may not be more than 90 days after the filing date in this office)

     In affirmation thereof, the facts stated above are true.

/s/Mark G. English    Mark G. English        10 May 99

Signature of          Printed or Typed       Date of Signature
Incorporators

                       Name of Incorporators